For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   e-mail: invrel@abinc.com

                                                    FOR RELEASE 5 P.M. PACIFIC
                                                    Tuesday, April 22, 2003

            A&B REPORTS 1ST QUARTER 2003 EARNINGS PER SHARE OF $0.43
            --------------------------------------------------------


                  Honolulu (April 22, 2003) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that its net income for the first quarter of 2003 was $17,600,000, or $0.43 per basic share. Net income in the first quarter of 2002 was $9,800,000, or $0.24 per share. Revenue in the first quarter of 2003 was $273,400,000, compared with $235,000,000 in 2002.

COMMENTS ON QUARTER, OUTLOOK

         "There was no question that our earnings in the first quarter of 2003 would be better than the depressed results in the first quarter of 2002, when the effects of 9/11 were still being felt at Matson," said Allen Doane, president and chief executive officer of A&B. "At the beginning of the year, we stated that the performance of A&B was expected to improve in 2003. Matson was expected to experience significant improvement while A&B Properties was expected to improve more modestly. The food products segment was expected to have a good year, but not as good as 2002.

         "Results of the first quarter were generally consistent with that outlook. The winding-down of military activity in Iraq creates more favorable conditions for tourism, a key driver of Hawaii's economy. Asian tourism, however, has been beset by a number of challenges that will continue to dampen Japanese visitation to Hawaii. Current indicators suggest a soft second quarter in Hawaii tourism, with strengthening occurring in the third quarter.

         "The first quarter did produce solid results. Matson's freight volumes were strong, its pricing environment stable and productivity improvements had a positive impact at the Sand Island terminal in Honolulu. Real estate results were favorable, with a large property sale on Maui most notable. Our real estate acquisition activity also was favorable for the quarter. As noted in prior communications, pension costs will offset a portion of the improvements in operating performance anticipated during 2003. The first quarter increase in pension cost reduced earnings per share by $0.05, compared with 2002."

TRANSPORTATION--OCEAN TRANSPORTATION

----------------------------------------------------------------------
Dollars in Millions       2003 Q1        2002 Q1           Change
----------------------------------------------------------------------
     Revenue              $ 186.1        $ 155.3             20%
     Operating Profit     $  12.1        $   2.4            5.0x
----------------------------------------------------------------------

         Improved revenue and operating profit in the first quarter of 2003 compared with the first quarter of 2002 were due mainly to the recovery of cargo volumes as compared with the period that followed the events of 9/11, rate actions taken during 2002 and 2003, and productivity improvements at the Sand Island container terminal. These favorable factors were offset partially by increased vessel operating costs following the re-introduction, in late 2002, of an eighth vessel in the Hawaii service, and higher pension costs. Continued operation of the additional vessel during the first quarter helped to accommodate additional container and automobile demand.

------------------------------------------------------------
Numbers of Units                2003 Q1     2002 Q1   Change
------------------------------------------------------------
Hawaii Service:
          Total Containers      39,000      35,700       9%
          Total Automobiles     37,500      24,500      53%
------------------------------------------------------------

         In the Hawaii service, greater total container and automobile volumes reflected the recovery of cargo demand from the period following the events of 9/11 and the carriage of automobiles that had been deferred during longshore labor disruptions late in 2002.

TRANSPORTATION--INTERMODAL SERVICES

------------------------------------------------------------------
Dollars in Millions             2003 Q1     2002 Q1    Change
------------------------------------------------------------------

         Revenue                $ 51.0      $ 40.3       27%
         Operating Profit       $  0.5      $  0.1      5.0x
------------------------------------------------------------------

         Growth in revenue and operating profit for Matson Intermodal Services, Inc. was mainly the result of business added during 2002. Revenue for intermodal services includes the total amount billed to customers for transportation services. The primary costs consist of purchased transportation for that cargo. As a result, the profit margins in this business are lower than in other A&B operations.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

------------------------------------------------------------------
Dollars in Millions            2003 Q1      2002 Q1    Change
------------------------------------------------------------------

         Revenue                $ 19.1      $ 17.8       7%
         Operating Profit       $  8.6      $  8.2       5%
------------------------------------------------------------------

         Prior to excluding properties treated as discontinued operations (described further below), growth in revenue and operating profit from property leasing activities in the first quarter of 2003 was the result of higher occupancies for Hawaii properties and the purchase of income-producing properties during 2002 and 2003, partially offset by lower occupancy rates for Mainland properties and sales of properties. The lower Mainland occupancy rate was due mainly to a large vacancy that occurred at the end of 2002, but which was filled during the first quarter of 2003.

------------------------------------------------------------------------
Occupancy Rates               2003 Q1          2002 Q1         Change
------------------------------------------------------------------------
         Mainland               87%              91%             -4%
         Hawaii                 89%              87%              2%
------------------------------------------------------------------------


PROPERTY DEVELOPMENT & MANAGEMENT--SALES
------------------------------------------------------------------------
Dollars in Millions           2003 Q1          2002 Q1         Change
------------------------------------------------------------------------
         Revenue              $ 16.7           $ 37.3           -55%
         Operating Profit     $ 11.6           $  8.9            30%
------------------------------------------------------------------------

         Prior to treating several properties as discontinued operations, property sales in the first quarter of 2003 consisted of five commercial properties (including a seven-acre parcel on Maui), three lots at Maui Business Park and residential resort homes and home lots on Maui. Sales in the first quarter of 2002 included a seven-building distribution complex in Texas, smaller commercial properties, one lot at Maui Business Park and residential resort homes and lots on Maui. Variability in sales revenue and operating profit is an inherent characteristic of property sales activity.

         The sales of certain income-producing assets--even individual buildings within a real estate portfolio--are reported as "discontinued operations" if their earnings and cash flows are separately identifiable and are material. The after-tax gains on those sales, and the current and historical earnings of all of these properties, are classified in the financial statements under the caption "Discontinued Operations: Properties."

FOOD PRODUCTS
------------------------------------------------------------------------
Dollars in Millions           2003 Q1          2002 Q1         Change
------------------------------------------------------------------------
           Revenue            $ 14.9            $ 16.6          -10%
           Operating Profit   $  1.9            $  2.1          -10%
------------------------------------------------------------------------

         Revenue and operating profit decreases in the first quarter of 2003 were mainly due to lower raw sugar sales, which resulted from lower production, and higher operating costs. The lower sales were partially offset by higher prices for raw sugar. A later-than-normal startup of the sugar factory, following off-season maintenance, and wet harvesting conditions were the primary reasons for lower sugar production.

BALANCE SHEET COMMENTS

         During the first quarter of 2003, the Company contributed land and improvements with a carrying cost of $27.7 million to the Kukui'Ula joint venture. This transfer reduced Real Estate Developments and raised Investments. A portion of the $28.9 million increase in long-term debt was due to $14.6 million of debt assumed as part of a real estate purchase.

CASH FLOW COMMENT

         Higher cash flow from operations was due principally to the timing of payments for income taxes during the 2002 first quarter, higher net income, and the timing of real estate sales and expenditures for real estate projects that are treated as inventory and classified as current assets.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Intermodal System, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not
------------------------
historical facts are "forward-looking" statements that involve a number of risks and uncertainties described on page 19 of the Company's Annual Report on Form 10-K, which is included in the Company's 2002 annual report to shareholders, and in subsequent filings of Forms 10-Q. These factors could cause actual results to differ materially from those projected in the statements.



                            ALEXANDER & BALDWIN, INC.
                            -------------------------
                       2003 and 2002 First-Quarter Results
                       -----------------------------------

                                                  2003                     2002
                                                  ----                     ----
Three Months Ended March 31:
----------------------------
Revenue                                       $273,400,000             $235,000,000
Income From Continuing Operations              $10,700,000               $4,600,000
Discontinued Operations: Properties1            $6,900,000               $5,200,000
Net Income                                     $17,600,000               $9,800,000
Basic Share Earnings
 Continuing Operations                               $0.26                    $0.11
 Net Income                                          $0.43                    $0.24
Diluted Share Earnings
 Continuing Operations                               $0.26                    $0.11
 Net Income                                          $0.42                    $0.24
Average Shares Outstanding                      41,400,000               40,600,000

1 "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                        Industry Segment Data, Net Income
                        ---------------------------------
               (In Millions, Except Per Share Amounts, Unaudited)
                                                                       Three Months Ended
                                                                       ------------------
                                                                            March 31,
                                                                            ---------
                                                                    2003                2002
                                                                    ----                ----
Revenue:
--------
 Transportation
  Ocean Transportation                                       $           186.1     $         155.3
  Intermodal Services                                                     51.0                40.3
 Property Development & Management
  Leasing                                                                 19.1                17.8
  Sales                                                                   16.7                37.3
  Less Amounts Reported In
    Discontinued Operations                                              (14.4)              (32.3)
 Food Products                                                            14.9                16.6
                                                             -----------------     ---------------
  Total Revenue                                                          273.4               235.0
                                                             =================     ===============

Operating Profit, Net Income:
-----------------------------
 Transportation
  Ocean Transportation                                                    12.1                 2.4
  Intermodal Services                                                      0.5                 0.1
 Property Development & Management
  Leasing                                                                  8.6                 8.2
  Sales                                                                   11.6                 8.9
  Less Amounts Reported In
    Discontinued Operations                                              (11.2)               (8.2)
 Food Products                                                             1.9                 2.1
                                                             ------------------   ----------------
  Total Operating Profit                                                  23.5                13.5
 Interest Expense                                                         (2.6)               (3.0)
 Corporate Expenses                                                       (4.1)               (2.9)
                                                             -----------------     ----------------
  Income From Continuing Operations
   Before Income Taxes                                                    16.8                 7.6
 Income Taxes                                                             (6.1)               (3.0)
                                                             -----------------     ----------------
 Income From Continuing Operations                                        10.7                 4.6
  Discontinued Operations: Properties                                      6.9                 5.2
                                                             -----------------     ----------------
 Net Income                                                  $            17.6     $           9.8
                                                             =================     ================

 Basic Earnings Per Share, Continuing Operations             $            0.26     $          0.11
 Basic Earnings Per Share, Net Income                        $            0.43     $          0.24

 Average Shares                                                           41.4                40.6





                              Consolidated Balance Sheets
                              ---------------------------
                                     (In Millions)

                                          March 31,     December 31,
                                          ---------     ------------
                                            2003            2002
                                            ----            ----
                                         (Unaudited)
ASSETS
Current Assets                              258.5           233.7
Investments                                  55.4            32.9
Real Estate Developments                     21.9            42.0
Property, Net                               960.0           942.6
Capital Construction Fund                   209.7           208.4
Other Assets                                132.1           138.0
                                          -------         -------
                        Total             1,637.6         1,597.6
                                          =======         =======

LIABILITIES & EQUITY
Current Liabilities                         154.5           151.1
Long-Term Debt                              276.7           247.8
Post-Retirement Benefit Obligs               42.8            42.6
Other Long-Term Liabilities                  95.5            94.6
Deferred Income Taxes                       340.9           337.8
Shareholders' Equity                        727.2           723.7
                                          -------         -------
                        Total             1,637.6         1,597.6
                                          =======         =======




                      Consolidated Statements of Cash Flows
                      -------------------------------------
                                  (In Millions)

                                                   Quarter Ended
                                                   -------------
                                                      March 31,
                                                      ---------
                                                2003            2002
                                                ----            ----
                                                    (Unaudited)

Operating Cash Flows                         $   6.9         $ (38.3)
Capital Expenditures                           (11.7)           (8.2)
CCF Deposits, Net                               (1.3)          (13.0)
Proceeds From Issuance of
  (Payment of) Debt, Net                        14.3            44.5
Dividends Paid                                  (9.3)           (9.1)
All Other, Net                                   1.8            17.0
                                             -------         -------
Increase/(Decrease) In Cash                  $   0.7         $  (7.1)
                                             =======         =======


Depreciation                                 $ (17.7)        $ (17.9)
                                             =======         =======

                                      #####